Exhibit 10.2



                          AMENDMENT NO. 6

                                TO

        REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT


          THIS AMENDMENT NO. 6 ("Amendment No. 6") is entered into as of August 3, 1995, by and among GRANITEVILLE COMPANY ("Graniteville"), a corporation organized under the laws of the State of South Carolina, C.H. PATRICK & CO., INC. ("Patrick"), a corporation organized under the laws of the State of South Carolina (Graniteville and Patrick each a "Borrower" and, jointly and severally, the "Borrowers"), the undersigned financial institutions (jointly and severally, the "Lenders") and THE CIT GROUP/COMMERCIAL SERVICES, INC. ("CIT"), a corporation organized under the laws of the State of New York, as agent for the Lenders (CIT in such capacity, the "Agent").

                            BACKGROUND

          Borrowers, Lenders and Agent are parties to a Revolving Credit, Term Loan and Security Agreement dated as of April 23, 1993 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lenders provide Borrowers with certain financial accommodations.

          Borrowers have requested, among other things, that Lenders (a) increase the Maximum Loan Amount, (b) increase the Advance Rates and (c) decrease the Contract Rate, and Lenders are willing to do so on the terms and conditions hereafter set forth.

          NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan
Agreement.

          2. Amendment to Loan Agreement. Subject to satisfaction or waiver of the conditions precedent set forth in
Section 5 below, the Loan Agreement is hereby amended as follows:

          (a) Section 1.1 of the Loan Agreement is hereby amended by deleting the date "March 1, 1992" appearing in the last full line thereof and inserting "January 1, 1995" in its place and stead.

          (b) Section 1.2 of the Loan Agreement is hereby amended as follows:

               (i) the following defined terms are inserted in the appropriate alphabetical order:

               "Additional Term Loan Commitment Percentages" shall mean the percentages set forth on Schedule
               B to Amendment No. 6.

               "Amendment to Mortgages" shall mean the First Amendment to Master Mortgage and Deed to Secure Debt with Uniform Commercial Code Security Agreement and with Assignment of Leases, Rents and Profits with respect to the Real Property owned by Graniteville in Georgia and South Carolina dated as of the Amendment No. 6 Effective Date together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

               "Amended and Restated Note" shall mean
               collectively, the Amended and Restated Revolving
               Credit Note and the Amended and Restated Term
               Note.

               "Amended and Restated Revolving Credit Note" shall mean, collectively, the promissory notes dated as of the Amendment No. 6 Effective Date referred to in Section 2.1(a) hereof.

               "Amended and Restated Term Note" shall mean, collectively, the promissory notes dated as of the Amendment No. 6 Effective Date described in
               Section 2.4 hereof.

               "Amendment No. 6" shall mean Amendment No. 6 to this Agreement.

               "Amendment No. 6 Effective Date" shall mean the date on which the conditions precedent set forth in Section 5 of Amendment No. 6 are satisfied.

               "Fee Letter" shall mean that certain letter dated as of the Amendment No. 6 Effective Date between
               Agent and Borrowers.

               "Graniteville Holdings" shall mean Graniteville
               Holdings, Inc., a Delaware corporation.

               "GS Holdings" shall mean GS Holdings, Inc., a
               Delaware corporation.

               "GVT Holdings" shall mean GVT Holdings, Inc., a
               Delaware corporation.

               "Mill Risk Receivables" shall mean those Receivables which have not been approved by CIT under the Factoring Agreement(s).

               "Mistic Acquisition" shall mean the acquisition by Mistic Brands, Inc., a subsidiary of Triarc, of substantially all of the assets, subject to certain related liabilities, of the non-alcoholic beverage business of Joseph Victori Wines, Inc., Best Flavors, Inc. and Nature's Own Beverage Company.

               "Original Triarc Loan" shall have the meaning set forth in Section 7.5 of the Loan Agreement.

               (ii) the following defined terms are hereby amended in their entirety to provide as follows:

               "Financial Covenants" shall mean the covenants set forth in Sections 6.5 through 6.9 of the Loan
               Agreement.

               "Graniteville Sublimit" shall mean $130,000,000 less the outstanding amount of Revolving Advances made to Patrick.

               "Guarantors" shall mean (a) Graniteville with respect to the Obligations of Patrick, (b) Patrick with respect to the Obligations of Graniteville, and (c) Triarc, Graniteville International, GS Holdings, GVT Holdings and Graniteville Holdings with respect to the Obligations of Borrowers.

               "Maximum Loan Amount" shall mean $216,000,000.

               "Maximum Revolving Advance Amount" shall mean
               $130,000,000.

               "Revolving Interest Rate" shall mean an interest rate per annum equal to (a) the sum of the Chemical Rate plus one percent (1.00%) with respect to Chemical Rate Loans, and (b) the sum of the Eurodollar Rate plus two and three-quarters percent (2.75%) with respect to Eurodollar Rate Loans.

               "Term" shall mean the Closing Date through August
               1, 2000.

               "Term Loan Rate" shall mean an interest rate per annum equal to (a) the sum of the Chemical Rate plus one and one-half percent (1.50%) with respect to Chemical Rate Loans, and (b) the sum of the Eurodollar Rate plus three and one-quarter percent (3.25%) with respect to Eurodollar Rate Loans; provided, however, at such time as aggregate principal repayments of the Term Loan from and after August 1, 1995 arising out of the normal operations of Borrowers equal or exceed $14,000,000, the interest rate per annum with respect to Eurodollar Rate Loans shall be the sum of the Eurodollar Rate plus three percent (3.00%); provided, further, at such time as aggregate principal repayments of the Term Loan from and after August 1, 1995 arising out of the normal operations of Borrowers equal or exceed $29,000,000, the interest rate per annum with respect to Eurodollar Rate Loans shall be the sum of the Eurodollar Rate plus two and three-quarters percent (2.75%).

               "Triarc" shall mean Triarc Companies, Inc., a
               Delaware corporation.

               (iii) Sub-paragraph (j) of the definition of Eligible Receivables is hereby amended by deleting the parenthetical "(31 U.S.C. Sub-Section 203 et seq.)" and inserting "(31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.)" in its place and stead.

               (iv) the definitions of "Facility Increase
          Period" and "Maximum Inventory Advance Amount" are hereby deleted.

               (v) all references in the Loan Agreement and the Other Documents to the Term Note, the Revolving Credit Note and the Mortgages are hereby amended to be references to the Amended and Restated Term Note, Amended and Restated Revolving Credit Note and the Amended and Restated Mortgages, respectively.

               (c) Section 2.1(a)(II) of the Loan Agreement is hereby amended in its entirety to provide as follows:

          "(II) an amount equal to the sum of:

                    (i) for the period commencing on the
          Amendment No. 6 Effective Date and continuing through the date immediately preceding the first anniversary of the Amendment No. 6 Effective Date, up to 95%, and thereafter up to 90% (in each case subject to the provisions of Section 2.1(b) hereof) ("Credit Approved Receivables Advance Rate") of the net face amount of Eligible Receivables which have been credit approved by CIT under the Factoring Agreement(s), plus

                    (ii) for the period commencing on the
          Amendment No. 6 Effective Date and continuing through the date immediately preceding the first anniversary of the Amendment No. 6 Effective Date up to 90%, and thereafter up to 85% (in each case subject to the provisions of Section 2.1(b) hereof) ("Mill Risk Receivables Advance Rate") of the net face amount of Eligible Receivables which have not been credit approved by CIT under the Factoring Agreement(s), (provided, however, in no event shall the sum of outstanding Revolving Advances against Mill Risk Receivables exceed $18,000,000 in the aggregate) plus

                    (iii) up to the lesser of (x) $42,000,000 or
          (y) up to 65%, (subject to the provisions of Section 2.1(b) hereof) ("Inventory Advance Rate") of the value of the Eligible Inventory (the Credit Approved Receivables Advance Rate, Mill Risk Receivables Advance Rate and Inventory Advance Rate shall be referred to collectively as the "Advance Rates"), minus

        (iv) the aggregate amount of outstanding Letters of Credit; minus

        (v)       the Excess Cash Flow Reserve; minus

        (vi) such reserves as Agent may establish in its reasonable discretion including, without limitation, reserves established by CIT under the Factoring
   Agreements (collectively, the "Reserves").

   The sum of the amounts derived from Sections 2.1(a)(i) plus (a)(ii) plus (a)(iii) minus (a)(v) minus (a)(vi) at any time and from time to time shall be referred to as the "Formula Amount". The Revolving Advances shall be evidenced by amended and restated secured promissory notes substantially in the form attached hereto as Exhibit 2.1(a)."

        (d) Section 2.1(c)(II) of the Loan Agreement is hereby amended in its entirety to provide as follows:

        "(II) an amount equal to the sum of:

                  (i)  for the period commencing on the
        Amendment No. 6 Effective Date and continuing through the date immediately preceding the first anniversary of the Amendment No. 6 Effective
        Date, up to 95%, and thereafter, up to 90% (in each case subject to the provisions of Section
        2.1(b) hereof) of the net face amount of Eligible
        Receivables which have been credit approved by CIT under the Graniteville Factoring Agreement, plus

                  (ii) for the period commencing on the
        Amendment No. 6 Effective Date and continuing through the date immediately preceding the first anniversary of the Amendment No. 6 Effective
        Date, up to 90%, and thereafter, up to 85% (in each case subject to the provisions of Section
        2.1(b) hereof) of the net face amount of Eligible
        Receivables which have not been credit approved by CIT under the Graniteville Factoring Agreement
        (provided, however, in no event shall the sum of outstanding Revolving Advances against Mill Risk
        Receivables of Graniteville and Patrick exceed
        $18,000,000 in the aggregate), plus

                  (iii) up to 65% (subject to the provisions of Section 2.1(b) hereof) of the value of Eligible Inventory of Graniteville (provided, however, in no event shall the sum of outstanding Revolving Advances against Eligible Inventory of Graniteville and of Patrick exceed $42,000,000, minus

                  (iv) the aggregate amount of outstanding
        Letters of Credit issued on behalf of
        Graniteville, minus

                  (v)  the portion of Excess Cash Flow Reserve
        reasonably determined by Agent to be applicable to Graniteville, minus

                  (vi) such Reserves as Agent may establish in its reasonable discretion.

   The sum of the amounts derived from Sections 2.1(c)(i) plus (c)(ii) plus (c)(iii) minus (c)(v) minus (c)(vi) at any time and from time to time shall be referred to as the 'Graniteville Formula Amount'."

              (e) Section 2.1(d)(II) of the Loan Agreement is hereby amended in its entirety to provide as follows:

        "(II)  an amount equal to the sum of:

                   (i)  for the period commencing on the
        Amendment No. 6 Effective Date and continuing through the date immediately preceding the first anniversary of the Amendment No. 6 Effective Date, up to 95%, and thereafter, up to 90% (in each case subject to the provisions of Section 2.1(b) hereof) of the net face amount of Eligible Receivables which have been credit approved by CIT under the Patrick Factoring Agreement, plus

                   (ii)   for the period commencing on the
        Amendment No. 6 Effective Date and continuing through the date immediately preceding the first anniversary of the Amendment No. 6 Effective Date, up to 90%, and thereafter, up to 85% (in each case subject to the provisions of Section 2.1(b) hereof) of the net face amount of Eligible Receivables which have not been credit approved by CIT under the Patrick Factoring Agreement (provided, however, in no event shall the sum of outstanding Revolving Advances against Mill Risk Receivables of Graniteville and Patrick exceed $18,000,000 in the aggregate), plus

                   (iii)  up to 65% (subject to the provisions of
        Section 2.1(b) hereof) of the value of Eligible
        Inventory of Patrick (provided, however, in no event shall the sum of outstanding Revolving Advances against Eligible Inventory of Graniteville and of Patrick exceed $42,000,000, minus

                   (iv)   the aggregate amount of outstanding
        Letters of Credit issued on behalf of Patrick, minus

                   (v)    the portion of Excess Cash Flow Reserve
        reasonably determined by Agent to be applicable to Patrick; minus

                   (vi)   such Reserves as Agent may establish in
        its reasonable discretion.

        The sum of the amounts derived from Sections
2.1(d)(i) plus (d)(ii) plus (d)(iii) minus (d)(v) minus (d)(vi) at any time and from time to time shall be referred to as the 'Patrick Formula Amount'."

        (f) The second to last sentence of Section 2.2(b) of the Loan Agreement is hereby amended in its entirety to provide as follows:

                   "In no case, however, may Borrowers obtain
        Eurodollar Rate Loans with respect to Revolving Advances if the aggregate outstanding amount of such Eurodollar Rate Loans would exceed seventy-five percent (75%) of outstanding Revolving Advances.
        With respect to the Term Loan, Borrowers shall maintain as Chemical Rate Loans an amount representing the principal amount of the next two (2) quarterly payments which are due and payable."

        (g) Section 2.4 of the Loan Agreement is hereby amended in its entirety to provide as follows:

                   "2.4.  Term Loan.  (a)  On the Closing Date,
        CIT (which was the only Lender as of such date) made a Term Loan to Borrowers in the principal amount of $80,000,000 which, as of the Amendment No. 6
        Effective Date, has an outstanding principal balance of $55,000,000. Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, will make an additional term loan equal to its Additional Term Loan Commitment Percentage of $31,000,000 (the "Additional Term Loan") on the Amendment No. 6 Effective Date which Additional Term Loan shall be consolidated with the original Term
        Loan. The Additional Term Loan shall be advanced on the Amendment No. 6 Effective Date and the consolidated Term Loan shall be, with respect to principal, payable as follows, subject to acceleration upon the occurrence of an Event of Default under this Agreement or the termination of this Agreement:

                   (i)    on November 1, 1995, a principal
              installment in an amount equal to $800,000;

                   (ii)   on February 1, 1996, a principal
              installment in an amount equal to $2,300,000; and

                   (iii)  commencing on May 1, 1996 and
              continuing on the first day of each August, November, February and May thereafter, quarterly principal installments each in an amount equal to $3,100,000 until August 1, 2000 when the unpaid principal balance of the Term Loan shall be due and payable.

              The Term Loan (following the consolidation of the original Term Loan and the Additional Term Loan) shall be evidenced by and subject to the terms and conditions set forth in amended and restated secured promissory notes substantially in the form attached hereto as Exhibit 2.1(a).

        (h) Section 2.4(b)(ii) of the Loan Agreement is hereby amended by deleting the reference to "February 27, 1994" in the fourth line thereof and inserting "December 31, 1995" in its place and stead.

        (i) A new Section 2.4(b)(iii) is hereby added following Section 2.4(b)(ii) of the Loan Agreement which provides as follows:

              "In the event that the Mistic Acquisition is not consummated on or before August 31, 1995, Borrowers shall prepay Advances in an amount equal to $35,000,000, which amount shall be applied first to principal installments pro rata on the Term Loan and which payments may not be reborrowed and then to the remaining Advances in such order as Agent may determine subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof."

        (j) Section 2.10(b) of the Loan Agreement is hereby amended by deleting "(1983 Revision), International
Chamber of Commerce Publication No. 400" in the last sentence thereof and inserting "(1993 Revision), International Chamber of Commerce Publication No. 500" in its place and stead.

        (k) Section 2.11(d) of the Loan Agreement is hereby amended in its entirety to provide as follows:

        "Each Lender shall to the extent of the percentage amount equal to the product of such Lender's Commitment Percentage times the aggregate amount of all unreimbursed reimbursement obligations made with respect to the Letters of Credit be deemed to have irrevocably purchased an undivided participation in each unreimbursed reimbursement obligation. In the event that at the time a disbursement is made the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the lesser of (x) the Maximum Revolving Advance Amount minus the aggregate amount of outstanding Letters of Credit or (y) the Formula Amount minus the amount set forth in Section 2.1(a)(iv), or the Advances outstanding to Graniteville or Patrick would exceed the lesser of (i) the Graniteville Sublimit or the Patrick Sublimit, as the case may be, or (ii) the Graniteville Formula Amount minus the aggregate amount of outstanding Letters of Credit issued on behalf of Graniteville or the Patrick Formula Amount minus the aggregate amount of outstanding letters of Credit issued on behalf of Patrick, as the case may be,, and such disbursement is not reimbursed by Borrower within two (2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by the Lenders, Agent shall deliver to each of the Lenders that Lender's pro rata share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue Letters of Credit hereunder, (B) no Letter of Credit issued hereunder remains outstanding and uncancelled, or (C) all Persons (other than Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit."

        (l) Section 2.9 of the Loan Agreement is hereby amended by deleting "$7,500,000" and inserting "$5,000,000" in its place and stead.

        (m)   The following subsections are hereby added to
Section 3.3 of the Loan Agreement following Section 3.3(c) which provide as follows:

              "(d) Commitment Fee.  Upon the execution of
        Amendment No. 6, Borrowers shall pay to each Lender a commitment fee equal to the product of (i) .70% times
        (ii) any increase in each Lender's Commitment Amount pursuant to Amendment No. 6.

              (e) Amendment Fee. Upon the execution of this Amendment No. 6, Borrowers shall pay to each Lender an amendment fee equal to the product of (i) one quarter of one percent (.25%) times (ii) each Lender's Commitment Amount prior to giving effect to Amendment No. 6.

              (f)  Fee Letter.  Upon the execution of Amendment
        No. 6, Borrowers shall pay to Agent for its own account the fees set forth in the Fee Letter."

        (n) Section 3.4 of the Loan Agreement is hereby amended by deleting "$500" and inserting "$750" in its place and stead.

        (o) Section 4.5 of the Loan Agreement is hereby amended by adding "as amended as of the Amendment No. 6
Effective Date" after each reference to "Schedule 4.5".

        (p) The second to last sentence of Section 5.4 of the Loan Agreement is hereby amended in its entirety to provide as follows:

              "Federal, state and local income tax returns of Graniteville and of Patrick have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ended March 3, 1985, except for returns filed with the State of California where returns have been examined and reported upon or closed by statute for all years prior to and including the fiscal year ended February 26, 1984.

        (q) Section 5.5(a) of the Loan Agreement is hereby amended by deleting "March 1, 1992" in the second line thereof and inserting "January 1, 1995" in its place and stead.

        (r) Section 5.5(b) of the Loan Agreement is hereby amended by deleting "as of the Closing Date" in the second line thereof and inserting "as of the Amendment No. 6 Effective
Date".

        (s) Section 6.5 of the Loan Agreement is hereby amended in its entirety to provide as follows:

                   "6.5   Net Worth.  Cause to be maintained as
        of the end of each fiscal quarter a Net Worth of not less than the amount set forth below opposite such fiscal quarter end:

        Fiscal Quarter End                 Minimum Net Worth

           July 2, 1995                        $165,000,000
           October 1, 1995                      165,000,000
           December 31, 1995                    170,000,000
           March 31, 1996                       175,000,000
           June 30, 1996                        180,000,000
           September 29, 1996                   185,000,000
           December 29, 1996                    190,000,000
           March 30, 1997                       195,000,000
           June 29, 1997                        200,000,000
           September 28, 1997                   205,000,000
           December 28, 1997                    210,000,000

     For each fiscal quarter end thereafter, the Minimum Net
Worth shall be increased by an amount equal to $5,000,000 for such fiscal quarter end.

          (t) Section 6.6 of the Loan Agreement is hereby amended in its entirety to provide as follows:

               "6.6 Current Ratio. Cause to be maintained as of the end of each fiscal quarter a ratio of Current Assets to Current Liabilities not less than the amount set forth below opposite such fiscal quarter end:


          Fiscal Quarter End       Current Ratio

          July 2, 1995                  2.6 to 1.0
          October 1, 1995               2.5 to 1.0
          December 31, 1995             2.4 to 1.0
          and each fiscal quarter
          end thereafter

          (u) Section 6.7 of the Loan Agreement is hereby amended in its entirety to provide as follows:

               "6.7 Indebtedness to Net Worth Ratio. Cause to be maintained as of the end of each fiscal quarter a ratio of Indebtedness of Borrowers on a Consolidated Basis to Net Worth no greater than the ratio set forth below opposite such fiscal quarter end:

                                             Indebtedness to
          Fiscal Quarter End                 Net Worth Ratio

           July 2, 1995                        1.67 to 1.00
           October 1, 1995                     1.64 to 1.00
           December 31, 1995                   1.87 to 1.00
           March 31, 1996                      1.80 to 1.00
           June 30, 1996                       1.70 to 1.00
           September 29, 1996                  1.63 to 1.00
           December 29, 1996                   1.55 to 1.00
           March 30, 1997                      1.48 to 1.00
           June 29, 1997                       1.39 to 1.00
           September 28, 1997                  1.33 to 1.00
           December 28, 1997                   1.26 to 1.00
           and each fiscal quarter            1.25 to 1.00"
           end thereafter

          (v) Section 6.8 of the Loan Agreement is hereby amended in its entirety to provide as follows:

               "6.8 Working Capital. Cause to be maintained as of the end of each fiscal quarter, Working Capital in an amount not less than the amount set forth below opposite such fiscal quarter end:

          Fiscal Quarter End            Minimum Working Capital

          July 2, 1995                        $109,300,000
          October 1, 1995                      110,300,000
          December 31, 1995                    112,100,000
          March 31, 1996                       116,700,000
          June 30, 1996                        117,000,000
          September 29, 1996                   117,100,000
          December 29, 1996                    117,400,000
          March 30, 1997                       117,400,000
          June 29, 1997                        117,700,000
          September 28, 1997                   117,700,000
          December 28, 1997                    117,900,000
          and each fiscal quarter             120,000,000"
          end thereafter

     (w) Section 6.9 of the Loan Agreement is hereby amended in its entirety to provide as follows:

               "6.9.     Interest Coverage.  Cause for each four
          quarter period ending at the fiscal quarter ends set forth below the ratio of (i) Earnings Before Interest and Income Taxes plus depreciation and amortization to
          (ii) aggregate interest expense of Borrowers on a Consolidated Basis to be greater than the ratio set forth opposite such fiscal quarter end:

          Fiscal Quarter End       Interest Coverage Ratio

          July 2, 1995                    2.60 to 1.0
          October 1, 1995                 2.40 to 1.0
          December 31, 1995               2.40 to 1.0
          March 31, 1996                  2.50 to 1.0
          June 30, 1996                   2.50 to 1.0
          September 29, 1996              2.50 to 1.0
          December 29, 1996               2.75 to 1.0
          March 30, 1997                  2.75 to 1.0
          June 29, 1997                   2.75 to 1.0
          September 28, 1997              2.75 to 1.0
          December 28, 1997               3.00 to 1.0
          and each four                   3.00 to 1.0
          (4) quarter period
          ending thereafter

In the event that the Mistic Acquisition is not consummated on or before August 31, 1995 and a prepayment is made pursuant to
Section 2.4(b)(ii) hereof, then Borrowers and Lenders shall, in good faith, negotiate any adjustments required to the Financial Covenants as a result of such prepayment and in the event Borrowers and Required Lenders cannot agree on such adjustments by September 30, 1995, Agent shall in the exercise of its reasonable business judgment determine the necessary adjustments and reset the Financial Covenants in which event the consent of Lenders or Borrowers shall not be required."

          (x) Section 6.13 of the Loan Agreement is hereby amended in its entirety to provide as follows:

               "6.13     Interest Rate Protection.  No later
          than sixty (60) days from the Amendment No. 6 Effective Date, deliver to Agent evidence reasonably satisfactory to Agent that Borrowers have purchased interest rate protection for at least $108,000,000 of the Advances covering a period of twenty four (24) months from the date of purchase and providing for a Eurodollar Rate cap of 9% per annum in the event that
          (a) the 90 day Eurodollar Rate exceeds 9% or (b) the Chemical Rate exceeds 12%."

          (y) Section 7.5 of the Loan Agreement is hereby amended in its entirety to provide as follows:

               "7.5 Loans. Make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate except (a) the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business; (b) loans to Triarc on the Closing Date not to exceed $66,600,000 in the aggregate ("Original Triarc Loan"); (c) accrued but unpaid interest on the Original Triarc Loan evidenced by a note; (d) loans to Triarc on the Amendment No. 6 Effective Date not to exceed $36,000,000 in the aggregate evidenced by a note charging interest at a rate per annum equal to nine and one-half percent (9.50%) payable on a semi-annual basis as follows: not less than forty percent (40%) to be in cash and not more than sixty percent (60%) to be in the form of additional promissory notes ("Additional Triarc Loan"); provided, however, to the extent that Triarc does not make scheduled interest payments on the Additional Triarc Loan in cash or property (additional promissory notes do not constitute payment in cash or property) intercompany interest between Graniteville and Triarc shall not be reflected for purposes of the Tax Sharing Agreement;
          (e) loans and advances to employees for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount not to exceed $200,000 at any time outstanding; (f) loans and advances by Graniteville to Patrick and loans and advances by Patrick to Graniteville; and (g) loans and advances by Graniteville to Affiliates which together with dividends paid by Graniteville to Affiliates in accordance with Section 7.7(a) of this Agreement do not exceed an aggregate amount equal to fifty percent (50%) of the net income after taxes of Borrowers on a Consolidated Basis cumulated from the beginning of the first fiscal year commencing on or after December 20, 1994, provided, that (i) the outstanding principal balance of the Term Loan is equal to or less than $50,000,000 at the time of such loan or advance;
          (ii) no Event of Default or Default exists or would exist after giving effect to such loan or advance and payments made in accordance with Section 7.7(a);
          (iii) such loans or advances and payments made pursuant to Section 7.7(a) are made no more than once per fiscal year but not earlier than thirty (30) days after delivery to Agent of the Audited Annual Financial Statements delivered pursuant to Section 9.7 hereof, nor later than one hundred and eighty (180) days after the end of the applicable fiscal year; and
          (iv) Agent has received a certificate of the Chief Financial Officer of Graniteville stating that after giving effect to such loans or advances and payments made pursuant to Section 7.7(a), Borrowers will each have sufficient Undrawn Availability to meet each of their respective obligations in the ordinary course of business for the ninety (90) days following the date of such loans or advances and payments made pursuant to Section 7.7(a); provided, that with respect to loans and advances permitted by subsections (b), (c),
          (d), (f) and (g) such loans and advances are evidenced by promissory notes which notes have been assigned to Agent for the benefit of Lenders including, without limitation, the notes representing interest pursuant to (d) hereof."

          (z) Section 7.6 of the Loan Agreement is hereby amended in its entirety to provide as follows:

               "7.6 Capital Expenditures. Contract for, purchase or make any expenditure or commitments for fixed or capital assets (including capitalized leases and Operating Lease Obligations but excluding any proceeds of insurance received by Borrowers used to replace or repair fixed assets) in any fiscal year set forth below in an amount in excess of the amount set forth opposite such fiscal year end:

          Fiscal Year End                         Capital
          Expenditures

          December 31, 1995                    14,000,000
          December 29, 1996                    15,000,000
          December 28, 1997                    15,000,000
          January 3, 1999                      15,000,000
          and each fiscal year
          end thereafter

               Notwithstanding the foregoing, unutilized capital expenditures for any one fiscal year may be utilized in the immediately following fiscal year after full utilization of the above amounts of permitted capital expenditures in such immediately following fiscal year (i.e., the amounts set forth above without the addition of the carryover amount); provided, however, in no event shall capital expenditures exceed $20,000,000 in any one fiscal year or $30,000,000 in the aggregate in any two consecutive fiscal years."

          (aa) Section 7.10(e) of the Loan Agreement is hereby amended in its entirety to provide as follows:

               "(e) Management Fees paid by Borrowers to
          Triarc not to exceed $7,500,000 in the aggregate during any fiscal year of Borrowers to be paid in equal quarterly installments; provided, however, in the event that (i) the outstanding principal amount of the Term Loan plus the Maximum Revolving Advance Amount is greater than $180,000,000 and an Event of Default has occurred and is continuing, then no payments shall be made with respect to the Management Fees."

          (ab) Section 7.13 the Loan Agreement is hereby amended in its entirety to provide as follows:

               "7.13 Fiscal Year and Accounting Changes. (a) Change its fiscal year from a year ending on the Sunday nearest the last day of December or (b) make any significant change (i) in accounting treatment and reporting practices except as required by GAAP, provided if Graniteville must change its accounting treatment of the notes representing the Original Triarc Loan and the Additional Triarc Loan, then so long as there is no cash flow impact from the change in treatment of such notes Borrowers and Lenders shall, in good faith, negotiate any adjustments required to the Financial Covenants as a result of such change and in the event Borrowers and Required Lenders cannot agree on such adjustments within fifteen (15) Business Days of Borrowers' notice to Agent of such proposed change, Agent shall in the exercise of its reasonable business judgment determine the necessary adjustments and reset the Financial Covenants in which event the consent of Lenders or Borrowers shall not be required, or (ii) in tax reporting treatment except as required by law, applicable regulations or rulings."

          (ac) The proviso in Section 13.1 of the Loan Agreement is hereby amended in its entirety to provide as follows:

          "provided, however, that Borrowers pay an early termination fee in an amount equal to (x) 2% of the amount of principal prepaid under the Term Loan if the Termination Date occurs from the Amendment No. 6 Effective Date to and including the date immediately preceding the first anniversary of the Amendment No. 6 Effective Date, (y) 1% of the amount of principal prepaid under the Term Loan if the Termination Date occurs from the first anniversary of the Amendment No. 6 Effective Date to and including the date immediately preceding the second anniversary of the Amendment No. Effective 6 Date, and (z) 1/2% of the amount of principal prepaid under the Term Loan if the Termination Date occurs from the second anniversary of the Amendment No. 6 Effective Date to and including the date immediately preceding the third anniversary of the Amendment No. 6 Effective Date."

          (ad) Exhibits 2.1(a), 2.4 and 5.5(b) are amended in their entirety by Exhibits 1, 2 and 3 to Amendment No. 6.

     3. Consent. The Lenders hereby consent to the application of the net proceeds from the sale of the Unimproved
Land to outstanding Revolving Advances notwithstanding the provisions of Section 2.4(b)(i) of the Loan Agreement.

     4. Lender Acknowledgement. By its execution below, each Lender hereby acknowledges (x) its Commitment Percentage and Commitment Amount as set forth on Schedule A attached hereto and
(y) that in connection with the making of the Additional Term Loan, the proceeds from the sale of approximately 10,500 acres of Unimproved Land have been applied to reduce the outstanding amount of Revolving Advances for purposes of determining availability (such proceeds having previously been applied for purposes of calculating interest on Revolving Advances).

     5. Conditions of Effectiveness. The agreement of Lenders to make the Advances requested to be made on the Amendment No. 6 Effective Date is subject to the satisfaction, or waiver by Agent (and with respect to the condition set forth in (k) below, the waiver by all Lenders), immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

          (a)  Amended and Restated Revolving Credit Note.
Agent shall have received the Amended and Restated Revolving
Credit Note duly executed and delivered by an authorized officer of each Borrower;

          (b) Amended and Restated Term Note. Agent shall have received the Amended and Restated Term Note duly executed and delivered by an authorized officer of each Borrower;

          (c) Corporate Proceedings of Borrowers. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of each Borrower authorizing (i) the execution, delivery and performance of this Amendment No. 6, the Amended and Restated Notes, the Amended and Restated Mortgages, and any Other Documents;

          (d)  Collateral Examination.  Agent shall have, at
Borrowers' expense, completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Agent, of the Real Property and Equipment of each Borrower;

          (e) Fees and Fee Letter. Agent shall have received a duly executed Fee Letter and all fees payable to Agent and Lenders;

          (f) Insurance. Agent shall be reasonably satisfied with respect to the adequacy of Borrowers' insurance coverages;

          (g) Amendment to Mortgages. Agent shall have received in form and substance reasonably satisfactory to Lenders the Amendment to Mortgages duly executed by all parties thereto;

          (h) Title Insurance. Agent shall have received fully paid endorsements to the existing title insurance policies advancing the effective date (or binding commitments to issue such endorsements, marked to Agent's reasonable satisfaction to evidence the form of such endorsements to be delivered with respect to the Amendment to Mortgages), in standard ALTA form with respect to Real Property located in the United States and issued by a title insurance company satisfactory to Agent, each, together with the title insurance policies, in an amount equal to not less than the fair market value of the Real Property subject to the Amendment to Mortgages, insuring such Amendment to Mortgages to create a valid Lien on the Real Property with no exceptions which Agent shall not have approved in writing and no survey exceptions;

          (i) Environmental Reports. Agent shall have received all environmental studies and reports (including Phase I Environmental Reports) prepared by independent environmental engineering firms satisfactory to Agent (for purposes hereof, Clayton Environmental shall be satisfactory) of all Real Property and all other real property owned by Borrowers all of which shall be satisfactory to Agent and all assets of each Borrower shall be in compliance in all material respects with all federal, state and local regulations to the satisfaction of Agent;

          (j) No Adverse Material Change. Since May 28, 1995, there shall not have occurred (i) any material adverse change in: the business, financial condition, prospects or results of operations of Borrowers taken as a whole or the existence or value of any Collateral; or (ii) any event, condition or state of facts which could reasonably be expected materially and adversely to affect the business, financial condition or results of operations of Borrowers taken as a whole;

          (k) Undrawn Availability. After giving effect to the $36,000,000 loan to Triarc, Borrowers shall have aggregate
Undrawn Availability of at least $10,000,000;

          (l) Amendment(s) to Factoring Agreement(s). Agent shall have received a copy of the Amendment(s) to the Factoring
Agreement(s) executed by each Borrower, in form and substance reasonably satisfactory to Agent;

          (m)  INTENTIONALLY OMITTED;

          (n) Assignment of Notes. Agent shall have received, for the ratable benefit of Lenders, an assignment of the promissory notes representing each of the Original Triarc Loan and the Additional Triarc Loan;

          (o) Reaffirmations. Agent shall have received reaffirmations from each Guarantor and pledgor of each Guaranty and Stock Pledge Agreement, respectively, in form and substance satisfactory to Agent;

          (p) Searches. Agent shall have received updated UCC, judgment and tax lien searches in form and substance satisfactory to Agent;

          (q) Legal Opinions. Agent shall have received the executed legal opinion of Borrowers' or Guarantors' counsel with respect to Borrowers and Guarantors in form and substance satisfactory to Lenders which shall cover such matters incident to the transactions contemplated by Amendment No. 6, the Amended and Restated Notes, the Amended and Restated Mortgages, the Reaffirmations of Guarantees, the Reaffirmations to Stock Pledge Agreements and related agreements as Agent may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

          (r) Financial Condition Certificates. Agent shall have received executed Officers Certificates satisfactory in form and substance to Lenders, certifying the solvency of Borrowers on a Consolidated Basis after giving effect to the transactions contemplated by Amendment No. 6 and as to each Borrower's financial resources and its ability to meet its respective obligations and liabilities as they become due; to the effect that as of the Amendment No. 6 Effective Date and after giving effect to the transactions contemplated by Amendment No. 6:

                    a.    the assets of Borrowers on a
Consolidated Basis, at a fair valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of Borrowers;

                    b.    current projections which are based on
underlying assumptions which provide a reasonable basis for the projections and which reflect each Borrower's judgment based on present circumstances, the most likely set of conditions and each Borrower's most likely course of action for the period projected, demonstrate that each Borrower will have sufficient cash flow to enable it to pay its debts as they mature; and

                    c. neither Borrower has an unreasonably
small capital base with which to engage in its anticipated business.

For purposes of this subsection (i), the "fair valuation" of the assets of each Borrower shall be determined on the basis of the amount which may be realized within a reasonable time, either through collection or sale of such assets at market value, conceiving the latter as the amount which could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions; and

          (s) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated herein shall be satisfactory in form and substance to Agent, Lenders and their counsel.

     6. Representations and Warranties. Borrowers hereby represent and warrant as follows:

          (a) This Amendment No. 6 and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their respective terms.

          (b) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment No. 6.

          (c) Borrowers have no defense, counterclaim or offset with respect to the Obligations.

     7.   Effect on the Loan Agreement.

     (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement,"
"hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

     (b)  Except as specifically amended herein, the Loan
Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

     (c) The execution, delivery and effectiveness of this Amendment No. 6 shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

     8. Governing Law. This Amendment No. 6 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

     9. Headings. Section headings in this Amendment No. 6 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 6 for any other purpose.

     10. Counterparts. This Amendment No. 6 may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original but all of which taken together shall be deemed to constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

     IN WITNESS WHEREOF, this Amendment No. 6 has been duly executed as of the day and year first written above.

                         GRANITEVILLE COMPANY

                         By:  JOHN L. BARNES
                              ------------------------
                              John L. Barnes
                        Its:  Executive Vice President

                         C.H. PATRICK & CO., INC.

                         By:  JOHN L. BARNES
                              ------------------------
                              John L. Barnes
                        Its:  Vice President

                         THE CIT GROUP/COMMERCIAL SERVICES,
                         INC., as Lender and as Agent

                         By:  GORDON JONES
                              ------------------------
                              Gordon Jones
                        Its:  Vice President

                         BOT FINANCIAL CORP.

                         By:  WILLIAM YORK, JR.
                              ------------------------
                              William York, Jr.
                        Its:  Senior Vice President

                         THE BANK OF NEW YORK
                         COMMERCIAL CORPORATION

                         By:  DANIEL MURRAY
                              ------------------------
                              Daniel Murray
                        Its:  Vice President


                         FIRST UNION NATIONAL BANK OF
                         GEORGIA

                         By:  WINSTON WILKINSON
                              ------------------------
                              Winston Wilkinson
                        Its:  Vice President


                         NATIONAL CANADA FINANCE CORP.

                         By:  CHARLIE COLLIE
                              ------------------------
                              Charlie Collie
                        Its:  Vice President & Office Manager


                         By:  DANIEL SHAW
                              ------------------------
                              Daniel Shaw
                         Its: Assistant Vice President


                         NATWEST BANK, N.A.

                         By:  DAVID MARIONE
                              ------------------------
                              David Marione
                        Its:  Vice President


                         SANWA BUSINESS CREDIT CORP.

                         By:  PETER SKAVLA
                              ------------------------
                              Peter Skavla
                        Its:  Vice President

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